Exhibit 10.19

AMENDMENT No. 1

TO

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Amended and Restated Executive Employment Agreement (“Amendment”) is made as of this 5th day of March 2004, by and among Muzak Holdings LLC, a Delaware limited liability company (“Holdings LLC”), Muzak LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings LLC (the “Company”), and William A. Boyd (“Executive”).

1.	Recitals. Executive, Holdings LLC, and the Company are parties to a certain Amended and Restated Executive Employment Agreement dated March 16, 2001 (the “Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement. The parties hereto wish to amend the Agreement to reflect those understandings more fully provided for below.

2.	Position and Duties. Section 2 of the Agreement is hereby deleted in its entirety and the following substituted in its place: “During the Employment Period, Executive will (i) serve on the board of directors (or equivalent supervising body) of Holdings LLC (the “Board”), (ii) serve as Chairman Emeritus of Holdings LLC and the Company, and (iii) render such managerial, analytical, administrative, marketing, creative and other executive services to Holdings LLC, the Company and their respective Subsidiaries (such entities, the “Muzak Entities”) as are from time to time necessary in connection with the management and affairs of the Muzak Entities and as are from time to time requested by the Board and mutually agreed to by the Board and Executive. Executive will devote his best efforts and such time, as he determines in his sole discretion, necessary to complete such requested executive services. During the Employment Period, Executive will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any other manner engage in the business of providing business music programming and ancillary communications products and services including broadcast data delivery, satellite delivered cable television channels, audio marketing and in-store advertising services to a diverse customer base that includes, among others, restaurants, retailers, supermarkets and business offices (together with all reasonably related activities, the “Business”) other than (i) on behalf of the Muzak Entities or (ii) as a passive owner of less than 5% of the outstanding stock of a corporation of any class which is publicly traded, so long as Executive has no direct or indirect participation in the business of such corporation. Executive will report to the Board of the Company. Executive will perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

3.	Base Salary. Subsection 3 (a) of the Agreement is hereby deleted in its entirety and the following substituted in its place: “(a) Base Salary. Effective March 15, 2004 and continuing during the Employment Period, Executive shall be entitled to receive $295,417.50 per annum as base compensation for services (as in effect from time to time, the ‘Base Salary’); provided that, effective on March 15, 2005 and each anniversary of such date, the Base Salary shall increase by 5% over the preceding year. The Base Salary will be payable in regular installments in accordance with the general payroll practices of the Company.”

4.	Bonus. Subsection 3 (b) of the Agreement is hereby deleted in its entirety and the following substituted in it place: “(b) [INTENTIONALLY DELETED].”

5.	Vacation. Section 4 of the Agreement is hereby deleted in its entirety and the following substituted in its place: “4. [INTENTIONALLY DELETED].”

6.	Effect of Amendment. Except as specifically amended herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. In the event of any conflict between this Amendment and the Agreement, this Amendment shall govern.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

/s/ WILLIAM A. BOYD

WILLIAM A. BOYD

MUZAK HOLDINGS LLC

By:	/s/ Michael F. Zendan II

Name: Michael F. Zendan II
Title: Vice President and General Counsel

MUZAK LLC

By:	/s/ Michael F. Zendan II

Name: Michael F. Zendan II
Title: Vice President and General Counsel

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